As filed with the Securities and Exchange
Commission on June 25, 2003.                        Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)
            DELAWARE                                             95-4654481
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 444-4100
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                       COLIN DYNE, CHIEF EXECUTIVE OFFICER
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 444-4100
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   COPIES TO:
                             John J. McIlvery, Esq.
                         Stubbs Alderton & Markiles, LLP
                       15821 Ventura Boulevard, Suite 525
                            Encino, California 91436
                                 (818) 444-4500

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
         If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
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                                         Proposed       Proposed
                                         Maximum        Maximum
Title of Each Class                      Offering       Aggregate     Amount Of
   of Securities        Amount To Be      Price         Offering    Registration
 To Be Registered       Registered(1)    Per Unit        Price           Fee
--------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share                    2,641,665       $5.41(2)     $14,291,407       $1,157
--------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share, issuable upon
conversion of Series
C Convertible
Redeemable Preferred
Stock                      607,288       $5.41(2)     $ 3,285,428       $  266
--------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share, issuable upon
exercise of warrants       458,332       $5.41(3)     $ 2,479,576       $  201
--------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share, issuable upon
exercise of warrants       172,500       $5.06(4)     $   872,850       $   71
--------------------------------------------------------------------------------
TOTAL                    3,879,785                    $20,929,261       $1,695
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(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of the average high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on June 20, 2003.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), on the basis of the average high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on June 20, 2003.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), on the basis of the price at which the warrants may be exercised.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                      SUBJECT TO COMPLETION - JUNE 25, 2003

                                   PROSPECTUS

                              TAG-IT PACIFIC, INC.

                        3,879,785 SHARES OF COMMON STOCK
                               ($0.001 par value)

                                   ----------


         This prospectus relates to the offer and sale from time to time of up to 3,879,785 shares of our common stock that are held by the stockholders named in the "Selling Stockholders" section of this prospectus. The shares of our common stock offered pursuant to this prospectus were originally issued to the selling stockholders in connection with private placements of our shares, pursuant to the exercise of warrants to purchase common stock, or pursuant to the conversion of convertible redeemable preferred stock.

         The prices at which the stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The stockholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is traded on the American Stock Exchange under the symbol "TAG." On June 20, 2003 the last reported sale price of the common stock on the American Stock Exchange was $5.45 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                                                           PAGE

PROSPECTUS SUMMARY...........................................................3

RISK FACTORS.................................................................5

FORWARD-LOOKING STATEMENTS...................................................9

USE OF PROCEEDS.............................................................10

SELLING STOCKHOLDERS........................................................10

PLAN OF DISTRIBUTION........................................................15

WHERE YOU CAN FIND MORE INFORMATION.........................................16

LEGAL MATTERS...............................................................18

EXPERTS.....................................................................18

                               PROSPECTUS SUMMARY

ABOUT TAG-IT PACIFIC

         Tag-It Pacific, Inc. is an apparel company that specializes in the distribution of trim items to manufacturers of fashion apparel and licensed consumer products, and specialty retailers and mass merchandisers. We act as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. We also serve as a specified supplier of trim items to owners of specific brands, brand licensees and retailers, including Abercrombie & Fitch, The Limited, Express, Lerner and Miller's Outpost, among others. We also distribute zippers under our TALON brand name to owners of apparel brands and apparel manufacturers such as Levi Strauss & Co., VF Corporation and Tropical Sportswear, among others. In 2002, we created a new division under the TEKFIT brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband. We market these products to the same customers targeted by our MANAGED TRIM SOLUTION and TALON zipper divisions.

         We have positioned ourselves as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. Our business focuses on servicing all of the trim requirements of our customers at the manufacturing and retail brand level of the fashion apparel industry. Trim items include thread, zippers, labels, buttons, rivets, printed marketing material, polybags, packing cartons, and hangers. Trim items comprise a relatively small part of the cost of most apparel products but comprise the vast majority of components necessary to fabricate a typical apparel product. We offer customers what we call our MANAGED TRIM SOLUTION(TM), which is an Internet-based supply-chain management system covering the complete management of development, ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements. Traditionally, manufacturers of apparel products have been required to operate their own apparel trim departments, requiring the manufacturers to maintain a significant amount of infrastructure to coordinate the buying of trim products from a large number of vendors. By acting as a single source provider of a full range of trim items, we allow manufacturers using our MANAGED TRIM SOLUTION(TM) to eliminate the added infrastructure, trim inventory positions, overhead costs and inefficiencies created by in-house trim departments that deal with a large number of vendors for the procurement of trim items. We also seek to leverage our position as a single source supplier of trim items as well as our extensive expertise in the field of trim distribution and procurement to more efficiently manage the trim assembly process resulting in faster delivery times and fewer production delays for our manufacturing customers. Our MANAGED TRIM SOLUTION(TM) also helps to eliminate a manufacturer's need to maintain a trim purchasing and logistics department.

         We also serve as a specified supplier for a variety of major retail brand and private label oriented companies. A specified supplier is a supplier that has been approved for quality and service by a major retail brand or private label company. We seek to expand our services as a vendor of select lines of trim items for such customers to being a preferred or single source provider of all of such brand customer's authorized trim requirements. Our ability to offer brand name and private label oriented customers a full range of trim products is attractive because it enables our customers to address their quality and supply needs for all of their trim requirements from a single source, avoiding the time and expense necessary to monitor quality and supply from multiple vendors and manufacturer sources. In addition, by becoming a specified supplier to brand customers, we have an opportunity to become the preferred or sole vendor of trim items for all contract manufacturers of apparel under that brand name.

ABOUT THE OFFERING

         This prospectus may be used only in connection with the resale by the selling stockholders of up to 3,879,785 shares of our common stock.

         We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders using this prospectus. On June 12, 2003 we had 11,344,909 shares of common stock outstanding.

CORPORATE INFORMATION

         We were incorporated in Delaware in September 1997. We were formed to serve as the parent holding company of Tag-It, Inc., a California corporation, Tag-It Printing & Packaging Ltd., which changed its name in 1999 to Tag-It Pacific (HK) LTD, a BVI corporation, Tag-It de Mexico, S.A. de C.V., A.G.S. Stationery, Inc., a California corporation, and Pacific Trim & Belt, Inc., a California corporation. All of these companies were consolidated under a parent limited liability company in October 1997. These companies became our wholly owned subsidiaries immediately prior to the effective date of our initial public offering in January 1998. In 2000, we formed two wholly owned subsidiaries, Tag-It Pacific Limited, a Hong Kong corporation, and Talon International, Inc., a Delaware corporation.

         Our executive offices are located at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, and our telephone number is (818) 444-4100. Information on our website, www.tagitpacific.com, does not constitute part of this prospectus.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THE MATERIAL ONES FACING OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IF THIS OCCURS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS ASSOCIATED WITH THIS OFFERING

         WE OPERATE IN AN INDUSTRY THAT IS SUBJECT TO SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS FROM QUARTER TO QUARTER, THAT MAY RESULT IN UNEXPECTED REDUCTIONS IN REVENUE AND STOCK PRICE VOLATILITY. Factors that may influence our quarterly operating results include:

         o The volume and timing of customer orders received during the quarter;

         o        The timing and magnitude of customers' marketing campaigns;

         o        The loss or addition of a major customer;

         o        The availability and pricing of materials for our products;

         o        The  increased   expenses  incurred  in  connection  with  the
                  introduction of new products;

         o        Currency fluctuations;

         o        Delays caused by third parties; and

         o Changes in our product mix or in the relative contribution to sales of our subsidiaries.

         Due to these factors, it is possible that in some quarters our operating results may be below our stockholders' expectations and those of public market analysts. If this occurs, the price of our common stock would likely be adversely affected.

         OUR STOCK PRICE MAY DECREASE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND CAUSE OUR STOCKHOLDERS TO SUFFER SIGNIFICANT LOSSES. The following factors could cause the market price of our common stock to decrease, perhaps substantially:

         o The failure of our quarterly operating results to meet expectations of investors or securities analysts;

         o Adverse developments in the financial markets, the apparel industry and the worldwide or regional economies;

         o        Interest rates;

         o        Changes in accounting principles;

         o Sales of common stock by existing shareholders or holders of options;

         o        Announcements of key developments by our competitors; and

         o        The   reaction   of  markets   and   securities   analysts  to
                  announcements and developments involving our company.

         IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR ASSUME ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR STOCKHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED. Our business strategy may include expansion through internal growth, by acquiring complementary businesses or by establishing strategic relationships with targeted customers and suppliers. In order to do so or to fund our other activities, we may issue
additional  equity   securities  that
could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our results of operations.

         WE HAVE ADOPTED A NUMBER OF ANTI-TAKEOVER MEASURES THAT MAY DEPRESS THE PRICE OF OUR COMMON STOCK. Our stockholders' rights plan, our ability to issue additional shares of preferred stock and some provisions of our certificate of incorporation and bylaws and of Delaware law could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

         INSIDERS OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS. As of June 15, 2003, our officers and directors and their affiliates owned approximately 31.7% of the outstanding shares of our common stock. The Dyne family, which includes Mark Dyne, Colin Dyne, Larry Dyne, Jonathan Burstein and the estate of Harold Dyne, beneficially owned approximately 35.3% of the outstanding shares of our common stock. The number of shares beneficially owned by the Dyne family includes the shares of common stock held by Azteca Production International, which are voted by Colin Dyne pursuant to a voting agreement. The Azteca Production International shares constitute approximately 8.8% of the outstanding shares of common stock at June 15, 2003. Gerard Guez and Todd Kay, significant stockholders of Tarrant Apparel Group, each own approximately 10.5% of the outstanding shares of our common stock at June 15, 2003. As a result, our officers and directors, the Dyne family and Messrs. Kay and Guez are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

RISKS RELATED TO OUR BUSINESS

         IF WE LOSE OUR LARGEST CUSTOMERS OR THEY FAIL TO PURCHASE AT ANTICIPATED LEVELS, OUR SALES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED. Our largest customer, Tarrant Apparel Group, accounted for approximately 41.5% and 42.3% of our net sales, on a consolidated basis, for the years ended December 31, 2002 and 2001, respectively, and 22.4% of our total sales for the three months ended March 31, 2003. In December 2000, we entered into an exclusive supply agreement with Azteca Production International, AZT International SA D RL, and Commerce Investment Group, LLC that provides for a minimum of $10,000,000 in total annual purchases by Azteca Production International and its affiliates during each year of the three-year term of the agreement. Azteca Production International is required to purchase from us only if we are able to provide trim products on a competitive basis in terms of price and quality.

         Our results of operations will depend to a significant extent upon the commercial success of Azteca Production International and Tarrant Apparel Group. If Azteca and Tarrant fail to purchase our trim products at anticipated levels, or our relationship with Azteca or Tarrant terminates, it may have an adverse affect on our results because:

         o We will lose a primary source of revenue if either of Tarrant or Azteca choose not to purchase our products or services;

         o We may not be able to reduce fixed costs incurred in developing the relationship with Azteca and Tarrant in a timely manner;

         o        We may not be able to recoup setup and inventory costs;

         o We may be left holding inventory that cannot be sold to other customers; and

         o        We may not be able to collect our receivables from them.

         CONCENTRATION OF RECEIVABLES FROM OUR LARGEST CUSTOMERS MAKES RECEIVABLE BASED FINANCING DIFFICULT AND INCREASES THE RISK THAT IF OUR LARGEST CUSTOMERS FAIL TO PAY US, OUR CASH FLOW WOULD BE SEVERELY AFFECTED. Our business relies heavily on a relatively small number of customers, including Tarrant Apparel Group and Azteca Production International. This concentration of our business adversely affects our ability to obtain receivable based financing due to customer concentration limitations customarily applied by financial institutions, including UPS Capital and factors. Further, if we are unable to collect any large receivables due us, our cash flow would be severely impacted.

         BECAUSE WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, WE MAY NOT BE ABLE TO ALWAYS OBTAIN MATERIALS WHEN WE NEED THEM AND WE MAY LOSE SALES AND CUSTOMERS. Lead times for materials we order can vary significantly and depend on many factors, including the specific supplier, the contract terms and the demand for particular materials at a given time. From time to time, we may experience fluctuations in the prices, and disruptions in the supply, of materials. Shortages or disruptions in the supply of materials, or our inability to procure materials from alternate sources at acceptable prices in a timely manner, could lead us to miss deadlines for orders and lose sales and customers.

         OUR REVENUES MAY BE HARMED IF GENERAL ECONOMIC CONDITIONS WORSEN. Our revenues depend on the health of the economy and the growth of our customers and potential future customers. When economic conditions weaken, certain apparel manufacturers and retailers, including some of our customers, have experienced in the past, and may experience in the future, financial difficulties which increase the risk of extending credit to such customers. Customers adversely affected by economic conditions have also attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that we will remain a preferred vendor to our existing customers. A decrease in business from or loss of a major customer could have a material adverse effect on our results of operations. Further, if the economic conditions in the United States worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

         IF WE ARE NOT ABLE TO MANAGE OUR RAPID EXPANSION AND GROWTH, WE COULD INCUR UNFORESEEN COSTS OR DELAYS AND OUR REPUTATION AND RELIABILITY IN THE MARKETPLACE AND OUR REVENUES WILL BE ADVERSELY AFFECTED. The growth of our operations and activities has placed and will continue to place a significant strain on our management, operational, financial and accounting resources. If we cannot implement and improve our financial and management information and reporting systems, we may not be able to implement our growth strategies successfully and our revenues will be adversely affected. In addition, if we cannot hire, train, motivate and manage new employees, including management and operating personnel in sufficient numbers, and integrate them into our overall operations and culture, our ability to manage future growth, increase production levels and effectively market and distribute our products may be significantly impaired.

         OUR CUSTOMERS HAVE CYCLICAL BUYING PATTERNS WHICH MAY CAUSE US TO HAVE PERIODS OF LOW SALES VOLUME. Most of our customers are in the apparel industry. The apparel industry historically has been subject to substantial cyclical variations. Our business has experienced, and we expect our business to continue to experience, significant cyclical fluctuations due, in part, to customer buying patterns, which may result in periods of low sales usually in the first and fourth quarters of our financial year.

         OUR BUSINESS MODEL IS DEPENDENT ON INTEGRATION OF INFORMATION SYSTEMS ON A GLOBAL BASIS AND, TO THE EXTENT THAT WE FAIL TO MAINTAIN AND SUPPORT OUR
INFORMATION SYSTEMS, IT CAN RESULT IN LOST REVENUES. We must consolidate and centralize the management of our subsidiaries and significantly expand and improve our financial and operating controls. Additionally, we must effectively integrate the information systems of our Mexican and Caribbean facilities with the information systems of our principal offices in California and Florida. Our failure to do so could result in lost revenues, delay financial reporting or adversely affect availability of funds under our credit facilities.

         THE LOSS OF KEY MANAGEMENT AND SALES PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS, INCLUDING OUR ABILITY TO OBTAIN AND SECURE ACCOUNTS AND GENERATE SALES. Our success has and will continue to depend to a significant extent upon key management and sales personnel, many of whom would be difficult to replace, particularly Colin Dyne, our Chief Executive Officer. Colin Dyne is not bound by an employment agreement. The loss of the services of Colin Dyne or the services of other key employees could have a material adverse effect on our business, including our ability to establish and maintain client relationships. Our future success will depend in large part upon our ability to attract and retain personnel with a variety of sales, operating and managerial skills.

         IF WE EXPERIENCE DISRUPTIONS AT ANY OF OUR FOREIGN FACILITIES, WE WILL NOT BE ABLE TO MEET OUR OBLIGATIONS AND MAY LOSE SALES AND CUSTOMERS. Currently, we do not operate duplicate facilities in different geographic areas. Therefore, in the event of a regional disruption where we maintain one or more of our facilities, it is unlikely that we could shift our operations to a different geographic region and we may have to cease or curtail our operations. This may cause us to lose sales and customers. The types of disruptions that may occur include:

         o        Foreign trade disruptions;

         o        Import restrictions;

         o        Labor disruptions;

         o        Embargoes;

         o        Government intervention; and

         o        Natural disasters.

         INTERNET-BASED SYSTEMS THAT HOST OUR MANAGED TRIM SOLUTION MAY EXPERIENCE DISRUPTIONS AND AS A RESULT WE MAY LOSE REVENUES AND CUSTOMERS. Our MANAGED TRIM SOLUTION is an Internet-based business-to-business e-commerce system. To the extent that we fail to adequately continue to update and maintain the hardware and software implementing the MANAGED TRIM SOLUTION, our customers may experience interruptions in service due to defects in our hardware or our source code. In addition, since our MANAGED TRIM SOLUTION is Internet-based, interruptions in Internet service generally can negatively impact our customers' ability to use the MANAGED TRIM SOLUTION to monitor and manage various aspects of their trim needs. Such defects or interruptions could result in lost revenues and lost customers.

         THERE ARE MANY COMPANIES THAT OFFER SOME OR ALL OF THE PRODUCTS AND SERVICES WE SELL AND IF WE ARE UNABLE TO SUCCESSFULLY COMPETE OUR BUSINESS WILL BE ADVERSELY AFFECTED. We compete in highly competitive and fragmented industries with numerous local and regional companies that provide some or all of the products and services we offer. We compete with national and international design companies, distributors and manufacturers of tags, packaging products, zippers and other trim items. Some of our competitors, including Paxar Corporation, YKK, Universal Button, Inc., Avery Dennison Corporation and Scovill Fasteners, Inc., have greater name recognition, longer operating histories and, in many cases, substantially greater financial and other resources than we do.

         IF CUSTOMERS DEFAULT ON BUYBACK AGREEMENTS WITH US, WE WILL BE LEFT HOLDING UNSALABLE INVENTORY. Inventories include goods that are subject to buyback agreements with our customers. Under these buyback agreements the customer must purchase the inventories from us, under normal invoice and selling terms, if any inventory which we purchase on their behalf remains in our hands longer than agreed by the customer from the time we received the goods from our vendors. If any customer defaults on these buyback provisions, we may incur a charge in connection with our holding significant amounts of unsalable inventory.

         UNAUTHORIZED USE OF OUR PROPRIETARY TECHNOLOGY MAY INCREASE OUR LITIGATION COSTS AND ADVERSELY AFFECT OUR SALES. We rely on trademark, trade secret and copyright laws to protect our designs and other proprietary property worldwide. We cannot be certain that these laws will be sufficient to protect our property. In particular, the laws of some countries in which our products are distributed or may be distributed in the future may not protect our products and intellectual rights to the same extent as the laws of the United States. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources. This could have a material adverse effect on our operating results and financial condition. Ultimately, we may be unable, for financial or other reasons, to enforce our rights under intellectual property laws, which could result in lost sales.

         IF OUR PRODUCTS INFRINGE ANY OTHER PERSON'S PROPRIETARY RIGHTS, WE MAY BE SUED AND HAVE TO PAY LARGE LEGAL EXPENSES AND JUDGMENTS AND REDESIGN OR
DISCONTINUE SELLING OUR PRODUCTS. From time to time in our industry, third parties allege infringement of their proprietary rights. Any infringement claims, whether or not meritorious, could result in costly litigation or require us to enter into royalty or licensing agreements as a means of settlement. If we are found to have infringed the proprietary rights of others, we could be required to pay damages, cease sales of the infringing products and redesign the products or discontinue their sale. Any of these outcomes, individually or collectively, could have a material adverse effect on our operating results and financial condition.

         WE MAY NOT BE ABLE TO REALIZE THE ANTICIPATED BENEFITS OF ACQUISITIONS. We may consider strategic acquisitions as opportunities arise, subject to the obtaining of any necessary financing. Acquisitions involve numerous risks, including diversion of our management's attention away from our operating activities. We cannot assure our stockholders that we will not encounter unanticipated problems or liabilities relating to the integration of an acquired company's operations, nor can we assure our stockholders that we will realize the anticipated benefits of any future acquisitions.

         WE MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM. Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities and potential activities. The United States economy in general is being adversely affected by the terrorist activities and potential activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations regarding our strategies, future sales, other plans and objectives, our ability to design, develop, source and market products, and the ability of our products to achieve or maintain commercial acceptance. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 5. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         The proceeds from the sale of each selling stockholder's common stock will belong to that selling stockholder. We will not receive any proceeds from such sales.

                              SELLING STOCKHOLDERS

COMMON STOCK FINANCING

         In May 2003, we entered into a securities purchase agreement, pursuant to which we sold shares of our common stock, with the following investors: Neil I Goldman, Prism Offshore Fund, Ltd, Prism Partners, LP, SF Capital Partners, Ltd., MicroCapital Fund Limited Partner, MicroCapital LLC, Lagunitas Partners LP, Gruber & McBaine International, Jon D. Gruber and Linda W. Gruber, and J. Patterson McBaine. Pursuant to this securities purchase agreement, we sold 1,725,000 shares of our common stock at a price per share of $3.50 for aggregate proceeds to us of $6,037,500. Roth Capital Partners LLC acted as placement agent in connection with this private placement financing transaction. For their services as placement agent, we paid Roth Capital Partners LLC a fee equal to 8% of our gross proceeds from the financing ($483,000) and a $25,000 non-accountable expense allowance. In addition, we issued to Roth Capital Partners LLC a warrant to purchase up to 172,500 shares of our common stock at an exercise price of $5.06 per share. The warrants have a term of 5 years. These warrants vest and become exercisable on August 30, 2003.

COMMON STOCK AND WARRANT FINANCINGS

         In a series of transactions on December 28, 2001, January 7, 2002 and January 8, 2002, we entered into stock and warrant purchase agreements with three private investors, Craglennon Investments Limited, Harris Toibb, and Mark Dyne, the chairman of our board of directors. Pursuant to the first closings of the stock and warrant purchase agreements, we issued an aggregate of 516,665 shares of common stock at a price per share of $3.00 for aggregate proceeds to us of $1,549,995. Pursuant to the subsequent closings of the stock and warrant purchase agreements, in March 2002 and February 2003, we issued to Harris Toibb 100,000 and 300,000 shares, respectively, of common stock at a price per share of $3.00 for aggregate proceeds to us of $1,200,000. There are no remaining commitments due under the stock and warrant purchase agreements.

         Pursuant to the stock and warrant purchase agreements, we issued warrants to purchase 258,332 shares our common stock at the first closings and warrants to purchase 200,000 shares of our common stock at the subsequent closings. All of the warrants were immediately exercisable upon their issuance. The exercise price for one half of the warrants is $4.34 per share and the exercise price of the remaining warrants is $4.73 per share, representing 110% and 120%, respectively, of the market value of our common stock on the date of closing. The exercise price for the warrants will be adjusted upward by 25% of the amount, if any, that the market price of our common stock on the exercise date exceeds the initial exercise price (as adjusted) up to a maximum exercise price of $5.25. Each warrant has a term of four years from the date of issuance.

CONVERTIBLE REDEEMABLE PREFERRED STOCK FOR SUPPLY AGREEMENT

         In September 2001, we entered into a Series C Preferred Stock purchase agreement with Coats North America Consolidated, Inc., pursuant to which we issued 759,494 shares of Series C Convertible Redeemable Preferred Stock to Coats in exchange for a cash investment from Coats of $3,000,001. The Series C Preferred Stock accrues cumulative dividends at the rate 6% per annum. Each share of Series C Preferred Stock is convertible at the option of the holder into the number of shares of common stock as is determined by dividing (x) the Series C Liquidation amount (which is $3.95 plus all accrued and unpaid dividends, as adjusted from time to time) by (y) the conversion price applicable to such share. The conversion price is $4.94. The Series C Preferred Stock is redeemable at the option of the holder after four years. If the holders elect to redeem the Series C Preferred Stock, we have the option to redeem for cash at the stated value of $3,000,001 or in the form of our common stock at 85% of the market price of our common stock on the date of redemption. If the market price of our common stock on the date of redemption is less than $2.75 per share, we must redeem for cash at the stated value of the Series C Preferred Stock. We can elect to redeem the Series C Preferred Stock at any time for cash at the stated value. Each holder of the Series C Preferred Stock has the right to vote with the common stock based on the number of common shares that the Series C Preferred Stock could then be converted into on the record date.

         In connection with the Series C Preferred Stock purchase agreement, we also entered into a 10-year co-marketing and supply agreement with Coats. The co-marketing and supply agreement provides for selected introductions into Coats' customer base and that our trim packages will exclusively offer thread manufactured by Coats. Total purchases from Coats for the years ended December 31, 2002 and 2001 amounted to approximately $12,276,000 and $18,247,000, respectively.

REGISTRATION RIGHTS

         Each of the investors in the private placement transactions received "piggyback" registration rights with respect to the common stock they purchased and with respect to the common stock issuable upon exercise of the warrants they received, whereby they are entitled to include for registration all or any part of the common stock they purchased and/or which underlie their warrants, in certain eligible registration statements. The registration statement of which this prospectus is a part qualifies as an eligible registration statement.

         In connection with the May 2003 private placement financing, we also entered into a registration rights agreement with the investors. Pursuant to the registrant rights agreement, we agreed to file a registration statement on Form S-3 registering the resale by the investors of the shares of common stock we issued in the transaction and to keep the registration statement effective until the sooner of two years or until all the registered shares are sold. This registration rights agreement also provides that if we do not register for resale the shares of our common stock we issued to the investors by August 28, 2003, then we must pay each of the investors 1% of aggregate purchase price paid by such investor upon such failure to register the shares and 1% of the aggregate purchase price paid by such investor for each month after August 28, 2003 that we do not register the shares. Pursuant to this agreement, and the subsequent election by the other selling stockholders identified in this section to exercise their "piggyback" registration rights, we filed the registration statement of which this prospectus is a part with the Securities and Exchange Commission to register for resale the shares of common stock, the shares of common stock issuable upon conversion of the Series C Preferred Stock, and the shares of common stock underlying warrants, identified in this prospectus and owned by the selling stockholders.

OTHER MATERIAL RELATIONSHIPS WITH TAG-IT PACIFIC

         Mark Dyne, a selling stockholder and the chairman of our board of directors, loaned us $160,000 in August 1999 and $15,000 in January 1999. This indebtedness is evidenced by unsecured promissory notes, dated August 17, 1999 and January 31, 1999, which are due and payable on demand and bear interest at a rate of 7.0% and 7.5% per annum. During the year ended December 31, 2000, we repaid $95,205 to Mr. Dyne. In October 2000, Mark Dyne loaned us a further $500,000. This indebtedness is evidenced by a convertible secured subordinated promissory note, dated October 4, 2000, which is due and payable on demand, bears interest at a rate of 11.0% per annum and is convertible at the election of the holder into our common stock at a price of $4.50 per share. At December 31, 2002, we were indebted to Mr. Dyne in the aggregate amount of $579,795.

         As of December 31, 2002, we were indebted to Monto Holdings Pty. Ltd. in the aggregate amount of $60,919. Mark Dyne holds a significant equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. are all evidenced by promissory notes and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

         On October 4, 2002, we entered into a note payable agreement with Harris Toibb, a selling stockholder, in the amount of $500,000 to fund additional working capital requirements. The note payable was unsecured, due on demand, accrued interest at 4% and was subordinated to UPS Capital. This note was re-paid on February 28, 2003.

SELLING STOCKHOLDERS TABLE

         The  following  table  sets  forth:   (1)  the  name  of  each  of  the
stockholders for whom we are registering shares under this registration statement; (2) the number of shares of our common stock beneficially owned by each such stockholder prior to this offering (including all shares of common stock issuable upon the exercise or conversion of the preferred stock, notes and warrants as described above, whether or not exercisable within 60 days of the date hereof); (3) the number of shares of our common stock offered by such stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by each such stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by each such stockholder and offered pursuant to this prospectus are sold and that each such stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by each selling stockholder.

                                                                                                PERCENTAGE OF
                                                              COMMON STOCK      COMMON STOCK    COMMON STOCK
                                             COMMON STOCK     BEING OFFERED      OWNED UPON      OWNED UPON
                                            OWNED PRIOR TO   PURSUANT TO THIS   COMPLETION OF   COMPLETION OF
             NAME                            THE OFFERING      PROSPECTUS       THIS OFFERING   THIS OFFERING
             ----                            ------------      ----------       -------------   -------------
Lagunitas Partners LP (1)                       461,500            380,000           81,500             *
  50 Osgood Place, Penthouse
  San Francisco, CA 94133

Gruber & McBaine International (1)              155,500            120,000           35,500            --
  50 Osgood Place, Penthouse
  San Francisco, CA 94133

Jon D. Gruber & Linda W. Gruber                  55,500             50,000            5,500            --
  50 Osgood Place, Penthouse
  San Francisco, CA 94133

J. Patterson McBaine                             70,000             50,000           20,000            --
  50 Osgood Place, Penthouse
  San Francisco, CA 94133


                                       13




                                                                                                PERCENTAGE OF
                                                              COMMON STOCK      COMMON STOCK    COMMON STOCK
                                             COMMON STOCK     BEING OFFERED      OWNED UPON      OWNED UPON
                                            OWNED PRIOR TO   PURSUANT TO THIS   COMPLETION OF   COMPLETION OF
             NAME                            THE OFFERING      PROSPECTUS       THIS OFFERING   THIS OFFERING
             ----                            ------------      ----------       -------------   -------------
Prism Offshore Fund, Ltd. (2)                   400,000            400,000                0            --
  One International Place, Suite 2401
  Boston, MA 02110

Prism Partners, L.P. (2)                        300,000            300,000                0            --
  One International Place, Suite 2401
  Boston, MA 02110

MicroCapital Fund Limited Partner (3)           235,100            180,000           55,100             *
  415 Jessie Street, Suite 1002
  San Francisco, CA 94103

MicroCapital LLC (4)                            435,000             20,000          415,000          3.7%
  415 Jessie Street, Suite 1002
  San Francisco, CA 94103

Neal I. Goldman                                 100,000            100,000                0            --
  220 East 42nd Street, 29th Floor
  New York, NY 10017

SF Capital Partners, Ltd (5)                    125,000            125,000                0            --
  3600 South Lake Drive
  St. Francis, Wisconsin 53235

Harris Toibb (6)                              1,290,498            999,998          290,500          2.6%
  307 21st Street
  Santa Monica, CA 90402

Mark Dyne (7)                                 1,090,512            250,000          840,512          7.2%
  15821 Ventura Blvd., Suite 525
  Encino, CA 91436

Craglennon Investments Limited (8)              124,999            124,999                0            --
  P.O. Box 212
  Hadsley House, Lefebore Street
  St. Peter Port, Guernsey, GY1 4JE
  Channel Islands

Coats North America (9)                         607,288            607,288                0            --
  Two Lakepointe Plaza
  4135 South Stream Blvd.
  Charlotte, NC  28217

Roth Capital Partners LLC (10)                  223,166            172,500           50,666             *
  24 Corporate Plaza
  Newport Beach, CA 92660
---------------------------

*     Less than one percent (1%).


                                       14




(1) Gruber McBaine Capital Management exercises voting and investment authority over the shares held by this selling stockholder.
(2) Chris Argyrople and Charles Jobson, as a result of their relationship with the investment management company of this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder.
(3) Ian P. Ellis, as a result of his relationship with the general partner of this selling stockholder, exercises voting and investment authority over the shares held by this selling stockholder.
(4) Includes shares held by other entities over which the selling stockholder has voting and dispositive control. Ian P. Ellis exercises voting and investment authority over the shares held by this selling stockholder.
(5) Brian J. Stark and Michael A. Roth, as a result of their relationship with the Investment Manager of this selling stockholder, exercise voting and investment authority over the shares held by this selling stockholder.
(6) Includes 333,332 shares of common stock that may be acquired upon exercise of warrants.
(7) Includes 268,000 shares of common stock that may be acquired upon exercise of stock options which currently are exercisable, 83,334 shares of common stock that may be acquired upon exercise of warrants, and 111,111 shares of common stock that may be acquired upon conversion of debt.
(8) Includes 41,666 shares of common stock that may be acquired upon exercise of warrants.
(9) Consists of shares of common stock that may be acquired upon conversion of 759,494 shares of Series C Convertible Redeemable Preferred Stock. Donna Armstrong exercises voting and investment authority over the shares held by this selling stockholder.
(10) Includes 172,500 shares of common stock that may be acquired upon exercise of warrants. Gordon Roth and Byron Roth exercise voting and investment authority over the shares held by this selling stockholder.

         Other than the transactions described above or as described in the table below, we had no material relationship with any selling stockholder during the three years preceding the date of this prospectus.



                              PLAN OF DISTRIBUTION

         The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholders listed in the preceding section, or their donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. These selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o An exchange distribution in accordance with the rules of the applicable exchange;

         o        Privately negotiated transactions;

         o        Settlement of short sales;

         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        A combination of any such methods of sale; and

         o        Any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1.       Our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         3. Our Definitive Proxy Statement on Schedule 14A as filed on April 25, 2003;

         4.       Our Current Report on Form 8-K as filed on May 15, 2003;

         5.       Our Current Report on Form 8-K as filed on June 4, 2003;

         6. Pages 47 through 49 from Registrant's Amendment No. 4 to Registration Statement on Form SB-2, File No. 333-38397, containing the discussion set forth under the caption "Description of Capital Stock."

         7. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these filings, at no cost, by writing or calling us at Tag-It Pacific, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, telephone number (818) 444-4100, Attention: Ronda Sallmen.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.



                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to Tag-It Pacific, Inc. a legal opinion as to the validity of the common stock covered by this prospectus.



                                     EXPERTS

         The consolidated financial statements and schedules incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders should not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

--------------------------------------------------------------------------------






                              --------------------


                              TAG-IT PACIFIC, INC.


                                   PROSPECTUS





                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration fee - Securities and Exchange Commission                    $ 1,695
Legal Fees and Expenses                                                    5,000
Accounting Fees and Expenses                                               7,500
Miscellaneous Expenses                                                     2,500
                                                                         -------
     Total                                                               $16,695
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

         The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.

ITEM 16.   EXHIBITS.

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
-------        -------------------

4.1            Specimen  Stock   Certificate  of  Common  Stock  of  Registrant.
               Incorporated by reference to Exhibit 4.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.
4.2 Rights Agreement, dated as of November 4, 1998, between Registrant and American Stock Transfer and Trust Company as Rights Agent. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.
4.3 Form of Rights Certificate. Incorporated by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.
4.4 Certificate of Designation of Series C Convertible Redeemable Preferred Stock. Incorporated by reference to Exhibit 99.5 to Form 8-K filed on October 15, 2001.
5.1            Opinion and Consent of Stubbs Alderton & Markiles, LLP.
10.1 Supply Agreement entered into on December 22, 2000, by and between the Company, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC.* Incorporated by reference to Exhibit
               10.53 to Form 10-K filed on April 4, 2001.
10.2 Investor Rights Agreement entered into on December 22, 2000, by and between the Company and Commerce Investment Group, LLC. Incorporated by reference to Exhibit 10.54 to Form 10-K filed on April 4, 2001.

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
-------        -------------------

10.3 Voting Agreement entered into on December 22, 2000, by and between the Company, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, Commerce Investment Group, LLC, and Colin Dyne. Incorporated by reference to Exhibit 10.55 to Form 10-K filed on April 4, 2001.
10.4 Right of First Refusal and Sale Agreement entered into on December 22, 2000, by and between the Registrant, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, Commerce Investment Group, LLC, and Colin Dyne. Incorporated by reference to Exhibit 10.56 to Form 10-K filed on April 4, 2001.
10.5 Series C Preferred Stock Purchase Agreement, dated as of September 20, 2001, between the Registrant and Coats North America Consolidated, Inc. Incorporated by reference to Exhibit
               99.1 to Form 8-K filed on October 15, 2001.
10.6 Investor Rights Agreement, dated as of September 20, 2001, between the Registrant and Coats North America Consolidated, Inc. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on October 15, 2001.
10.7 Co-Marketing and Supply Agreement, dated as of September 20, 2001, between the Registrant and Coats America, Inc. Incorporated by reference to Exhibit 99.3 to Form 8-K filed on October 15, 2001.
10.8 Purchase Money Security Agreement, dated as of September 20, 2001, between the Registrant and Coats America, Inc. Incorporated by reference to Exhibit 99.4 to Form 8-K filed on October 15, 2001.
10.9 Form of Stock and Warrant Purchase Agreement dated December 28, 2001. Incorporated by reference to Exhibit 99.1 to Form 8-K filed on January 23, 2002.
10.10 Form of Warrant to Purchase Common Stock Agreements dated December 28, 2001. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on January 23, 2002.
10.11          Form  of  Stockholders   Agreements   dated  December  28,  2001.
               Incorporated by reference to Exhibit 99.3 to Form 8-K filed on January 23, 2002.
10.12          Form of Investor  Rights  Agreements  dated  December  28,  2001.
               Incorporated by reference to Exhibit 99.4 to Form 8-K filed on January 23, 2002.
10.13 Securities Purchase Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on June 4, 2003.
10.14 Registration Rights Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto. Incorporated by reference to Exhibit 99.3 to Form 8-K filed on June 4, 2003.
10.15 Common Stock Warrant, dated May 30, 2003, between the Registrant and Roth Capital Partners LLC.
23.1           Consent of BDO Seidman, LLP.
23.2           Consent of Stubbs  Alderton & Markiles,  LLP (included in Exhibit
               5.1).
24.1           Power of Attorney (included on signature page).



ITEM 17.   UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on June 25 , 2003.

                                   TAG-IT PACIFIC, INC.

                                   By:    /S/ RONDA SALLMEN
                                          --------------------------------------
                                          Ronda Sallmen, Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose  signature  appears  below  constitutes  and appoints
Colin Dyne and Ronda Sallmen, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                         TITLE                            DATE
---------                         -----                            ----

     /S/ MARK DYNE                Chairman of the Board            June 25, 2003
---------------------------       of Directors
Mark Dyne

     /S/ COLIN DYNE               Chief Executive Officer          June 25, 2003
---------------------------       and Director
Colin Dyne

     /S/ RONDA SALLMEN            Chief Financial Officer          June 25, 2003
---------------------------
Ronda Sallmen

     /S/ KEVIN BERMEISTER         Director                         June 25, 2003
---------------------------
Kevin Bermeister

     /S/ MICHAEL KATZ             Director                         June 25, 2003
---------------------------
Michael Katz

     /S/ JONATHAN BURSTEIN        Director and Vice President      June 25, 2003
---------------------------       of Operations
Jonathan Burstein

                                  Director                         June 25, 2003
---------------------------
Brent Cohen

     /S/ DONNA ARMSTRONG          Director                         June 25, 2003
---------------------------
Donna Armstrong

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
-------        -------------------

4.1            Specimen  Stock   Certificate  of  Common  Stock  of  Registrant.
               Incorporated by reference to Exhibit 4.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.
4.2 Rights Agreement, dated as of November 4, 1998, between Registrant and American Stock Transfer and Trust Company as Rights Agent. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.
4.3 Form of Rights Certificate. Incorporated by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.
4.4 Certificate of Designation of Series C Convertible Redeemable Preferred Stock. Incorporated by reference to Exhibit 99.5 to Form 8-K filed on October 15, 2001.
5.1            Opinion and Consent of Stubbs Alderton & Markiles, LLP.
10.1 Supply Agreement entered into on December 22, 2000, by and between the Company, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC.* Incorporated by reference to Exhibit
               10.53 to Form 10-K filed on April 4, 2001.
10.2 Investor Rights Agreement entered into on December 22, 2000, by and between the Company and Commerce Investment Group, LLC. Incorporated by reference to Exhibit 10.54 to Form 10-K filed on April 4, 2001.
10.3 Voting Agreement entered into on December 22, 2000, by and between the Company, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, Commerce Investment Group, LLC, and Colin Dyne. Incorporated by reference to Exhibit 10.55 to Form 10-K filed on April 4, 2001.
10.4 Right of First Refusal and Sale Agreement entered into on December 22, 2000, by and between the Registrant, Hubert Guez, Paul Guez and Azteca Production International, Inc., AZT International SA D RL, Commerce Investment Group, LLC, and Colin Dyne. Incorporated by reference to Exhibit 10.56 to Form 10-K filed on April 4, 2001.
10.5 Series C Preferred Stock Purchase Agreement, dated as of September 20, 2001, between the Registrant and Coats North America Consolidated, Inc. Incorporated by reference to Exhibit
               99.1 to Form 8-K filed on October 15, 2001.
10.6 Investor Rights Agreement, dated as of September 20, 2001, between the Registrant and Coats North America Consolidated, Inc. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on October 15, 2001.
10.7 Co-Marketing and Supply Agreement, dated as of September 20, 2001, between the Registrant and Coats America, Inc. Incorporated by reference to Exhibit 99.3 to Form 8-K filed on October 15, 2001.
10.8 Purchase Money Security Agreement, dated as of September 20, 2001, between the Registrant and Coats America, Inc. Incorporated by reference to Exhibit 99.4 to Form 8-K filed on October 15, 2001.
10.9 Form of Stock and Warrant Purchase Agreement dated December 28, 2001. Incorporated by reference to Exhibit 99.1 to Form 8-K filed on January 23, 2002.
10.10 Form of Warrant to Purchase Common Stock Agreements dated December 28, 2001. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on January 23, 2002.
10.11          Form  of  Stockholders   Agreements   dated  December  28,  2001.
               Incorporated by reference to Exhibit 99.3 to Form 8-K filed on January 23, 2002.
10.12          Form of Investor  Rights  Agreements  dated  December  28,  2001.
               Incorporated by reference to Exhibit 99.4 to Form 8-K filed on January 23, 2002.
10.13 Securities Purchase Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto. Incorporated by reference to Exhibit 99.2 to Form 8-K filed on June 4, 2003.
10.14 Registration Rights Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto. Incorporated by reference to Exhibit 99.3 to Form 8-K filed on June 4, 2003.
10.15 Common Stock Warrant, dated May 30, 2003, between the Registrant and Roth Capital Partners LLC.
23.1           Consent of BDO Seidman, LLP.

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
-------        -------------------

23.2           Consent of Stubbs  Alderton & Markiles,  LLP (included in Exhibit
               5.1).
24.1           Power of Attorney (included on signature page).